Exhibit 10.6

THIRD AMENDMENT TO THE 2002 AMENDED SERVICING AGREEMENT

THIS AMENDMENT (“Amendment”) is made this 1st day of April, 2003 to that certain 2002 Amended Servicing Agreement (“Agreement”) by and between BOSTON SERVICE COMPANY, INC. (“BSC”) and AUTO LENDERS LIQUIDATION CENTER, INC. (“Auto Lenders”).

BACKGROUND

BSC and Auto Lenders wish to clarify and add terms of consideration to the Servicing Agreement, retroactive to January 1, 2003. It is agreed by the parties that the Amendment to Paragraph 9 – Consideration represents non-assessable lessee damages as specified. All other terms and conditions remain in full force and effect.

Amendment to Paragraph 9 – Consideration

The addition to Paragraph 9B – Consideration, Item V, shall read as follows:

V. BSC shall pay to Auto Lenders a monthly fee which shall represent vehicles that have been sold by Auto Lenders in which said vehicles were either deemed Repaired Frame/Unibody Damage or NAM/TMU (Not Actual Mileage-Mileage Unknown). The fee shall equal in the case of Frame Damage 25% of the stated residual value and in the case of NAM/TMU 40% of the stated residual value. Auto Lenders shall provide evidence related to either matter as support to the fee to be paid. The provision of this Paragraph 9B. Item V. shall survive termination of this Amended Agreement.

IN WITNESS WHEREOF, BSC and Auto Lenders have caused this Third Amendment to the 2002 Servicing Agreement to be executed by their duly authorized corporate officers and their corporate seals to be affixed hereto the day and year written beneath their signature below; each intending this Amendment shall become effective on the date first written above.

AUTO LENDERS LIQUIDATION CENTER, INC.

Attest :	/s/ Kathleen M. Dragg	By : /s/ Michael J. Wimmer
[Assistant] Secretary		Title: President

(Corp. Seal)		Dated: 4/4/03

BOSTON SERVICE COMPANY, INC. t/a
HANN FINANCIAL SERVICE CORP.

Attest:	/s/ Jeri L. Dooley	By: /s/ Charles Dovico
[Assistant] Secretary		Title: President & CEO

(Corp. Seal)		Dated: 4/4/03

FOURTH AMENDMENT TO THE 2002 AMENDED SERVICING AGREEMENT

THIS AMENDMENT (“Amendment”) is made this 2nd day of February, 2004 to that certain 2002 Amended Servicing Agreement (“Agreement”) by and between BOSTON SERVICE COMPANY, INC. (“BSC”) and AUTO LENDERS LIQUIDATION CENTER, INC. (“Auto Lenders”).

BACKGROUND

BSC and Auto Lenders wish to amend the Servicing Agreement by reflecting the agreed upon Servicing Fee for the calendar year 2006. All other terms and conditions remain in full force and effect.

Amendment to Paragraph 9 – Consideration

This Paragraph shall be amended as it pertains to the Guarantee Fees found under Paragraph B (iv) in which the agreed upon Servicing Fee for the calendar year 2006 will be as follows:

The 2006 Servicing Fee will be $475,000 per month for the period 01/01/06 through 12/31/06.

IN WITNESS WHEREOF, BSC and Auto Lenders have caused this Fourth Amendment to the 2002 Amended Servicing Agreement to be executed by their duly authorized corporate officers and their corporate seals to be affixed hereto the day and year written beneath their signatures below; each intending this Amendment shall become effective on the date first written above.

AUTO LENDERS LIQUIDATION CENTER, INC.

Attest :	/s/ Kathleen M. Dragg	By : /s/ Michael J. Wimmer
[Assistant] Secretary		Title: President

(Corp. Seal)		Dated: 3/22/04

BOSTON SERVICE COMPANY, INC. t/a
HANN FINANCIAL SERVICE CORP.

Attest:	/s/ Jeri L. Dooley	By: /s/ Charles Dovico
[Assistant] Secretary		Title: President & CEO

(Corp. Seal)		Dated: 3/22/04